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                                                                    Exhibit 1.2
[Draft--6/21/98]

                               4,000,000(1)

                    LORAL SPACE & COMMUNICATIONS LTD.

                      Common Stock, $0.01 par value

                  INTERNATIONAL UNDERWRITING AGREEMENT

                                                                    June  , 1998

Lehman Brothers International (Europe)
Bear, Stearns International Limited
Donaldson, Lufkin & Jenrette International
BA Robertson Stephens International Limited
CIBC Wood Gundy Oppenheimer plc
NationsBanc Montgomery Securities LLC
C.E. Unterberg, Towbin
As Lead Managers of the several
Underwriters named in Schedule 1,
c/o Lehman Brothers International (Europe)
Three World Financial Center
New York, New York 10285

Dear Sirs:

            Loral Space & Communications Ltd., a Bermuda company (the "Company"), proposes to sell 4,000,000 shares (the "Firm Stock") of the Company's Common Stock, par value $0.01 per share (the "Common Stock") to the several International Managers named in Schedule I hereto (the "International Managers"). In addition, the Company proposes to grant to the International Managers an option to purchase up to an additional 600,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "Option Stock"). The Firm Stock and the Option

----------

(1) Does not include an over-allotment option of up to 600,000 shares of Common Stock, par value $0.01 per share.
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Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the International Managers.

            It is understood by all parties that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Underwriting Agreement") providing for the sale by the Company of 18,400,000 shares of Common Stock (including the over-allotment option thereunder) (the "U.S. Stock") through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for whom Lehman Brothers is acting as lead manager. The U.S. Underwriters and the International Managers simultaneously are entering into an agreement between the U.S. and international underwriting syndicates (the "Agreement Between the U.S. Underwriters and International Managers") which provides for, among other things, the transfer of shares of Common Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Common Stock contemplated by the foregoing, one relating to the Stock and the other relating to the U.S. Stock. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto referred to below. Except as used in Sections 3, 4, 5, 10 and 11 herein, and except as the context may otherwise require, references herein to the Stock shall include all the shares of the Common Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

            1. Definitions. The following terms as used in this Agreement shall have the following meanings:

            "Commission" shall mean the Securities and Exchange Commission.

            "Globalstar" shall mean Globalstar, L.P., a Delaware limited partnership.

            "Globalstar Credit Agreement" shall mean the Revolving Credit Agreement dated as of December 15, 1995, among Globalstar, the several financial institutions named therein and the Chase Manhattan Bank as amended on July 31, 1997 and October 15, 1997.

            "GTL" shall mean Globalstar Telecommunications Limited, a Bermuda corporation.

            "Loral Affiliates" shall mean each of GTL, Globalstar, SS/L, Orion and SatMex, and any other subsidiary (as defined in Section 16) of the Company.

            "LQP" means Loral/QUALCOMM Partnership, L.P., a Delaware limited partnership and the general partner of LQSS.

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            "LQSS" means Loral/QUALCOMM Satellite Services, L.P., a Delaware limited partnership and the managing general partner of Globalstar.

            "Orion" shall mean Loral Orion Network Systems, Inc., a Delaware corporation.

            "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of Globalstar, L.P. dated as of March 6, 1996, among LQSS, the Company and certain limited partners named therein, as amended by an amendment dated April 8, 1998.

            "SatMex" shall mean Satelites Mexicanos, S.A. de C.V., a company organized under the laws of Mexico.

            "SS/L" shall mean Space Systems/Loral, Inc., a Delaware corporation.

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            2.  Representations, Warranties and Agreements of the Company.  The
Company represents, warrants and agrees that:

            (1) A registration statement on Form S-3 with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Company to you as the Lead Managers (the "Lead Managers") of the International Managers. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Lead Managers pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 6 hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the United States Securities Exchange Act of 1934 (the "Exchange Act") after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

            (2) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be,
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conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Lead Managers by or on behalf of any International Manager specifically for inclusion therein.

            (3) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (4) Each of the Company and GTL has been duly incorporated as an exempted company and is validly existing as an exempted company in good standing under the laws of Bermuda, with all requisite power and authority and, except as disclosed in the Prospectus, has all necessary material government authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Prospectus; Globalstar has been duly formed and is validly existing as a limited partnership under the laws of the State of Delaware, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have a material adverse effect on Globalstar); and Globalstar has all requisite power and authority and, except as disclosed in the Prospectus, has all necessary material government authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Prospectus; SS/L and Orion have been duly incorporated and are validly existing in good standing under the laws of the State of Delaware, with all requisite power and authority and, except as disclosed in the Prospectus, have all necessary material government authorizations, licenses, certificates, franchises, permits and approvals required to own
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their properties and to conduct their businesses as described in the Prospectus;
SatMex has been duly formed and is validly existing as a company under the laws of Mexico, with all requisite power and authority and, except as disclosed in the Prospectus, has all necessary material government authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and conduct its business as described in the Prospectus; each other Loral Affiliate that is a corporation has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation; each Loral Affiliate that is a partnership has been duly formed and is validly existing under the laws of its jurisdiction of formation.

            (5) Neither the Company nor any Loral Affiliate is an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder. Since the respective dates as of which information is given in the Prospectus, there has not been, and prior to any Closing Date (as defined in Section 3 hereof) there will not be, any material change in the capital stock or partnership interests of the Company or short-term debt or long-term consolidated debt of the Company or any Loral Affiliate, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Loral Affiliates, taken as a whole, otherwise than as set forth or contemplated, or under arrangements referred to, in the Prospectus.

            (6) The shares of the Stock to be issued and sold by the Company to the International Managers hereunder and under the International Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the International Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof contained in the Prospectus.

            (7) This Agreement has been duly authorized, executed and delivered by the Company.

            (8) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Loral Affiliate is a party or by which the Company or any Loral Affiliate is bound or to which any of the property or assets of the Company or any Loral Affiliate is subject, nor will such actions result in any violation of the provisions of the Memorandum of Association or by-laws of the Company or the charter or by-laws of any Loral Affiliate or any statute or any order, rule or regulation of
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any court or governmental agency or body having jurisdiction over the Company or any Loral Affiliate or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the International Managers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

            (9) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, except such contracts or agreements under which such rights have been waived in writing in a manner reasonably satisfactory to the Lead Managers.

            (10) Except as described in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

            (11) Neither the Company nor any Loral Affiliate has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any prospective change in the capital stock, partnership interests or long-term debt of the Company or any Loral Affiliate or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Loral Affiliates, otherwise than as set forth or contemplated in the Prospectus.

            (12) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and
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results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

            (13) Deloitte & Touche LLP, who have certified certain financial statements of the Company and certain of the Loral Affiliates, whose report appears in the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 8(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations; Ernst & Young LLP, who have certified certain financial statements of Orion and whose reports appear in the Prospectus or are incorporated by reference therein, were independent accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained or incorporated in the Prospectus; and Price Waterhouse LLP, who have certified certain financial statements of SatMex, whose report appears in the Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 8(i) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations;

            (14) Except as described in the Prospectus, the Company and each of the Loral Affiliates carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

            (15) Each of the Company and the Loral Affiliates and their respective equipment suppliers owns or possesses adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights (except as otherwise described in the Prospectus) necessary to conduct the general business proposed to be operated by the Company and the Loral Affiliates as described in the Prospectus, and none of the Company or the Loral Affiliates or, to the knowledge of the Company, any of their respective equipment suppliers, has received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, could materially adversely affect the business, operations, financial condition, income or business prospects of the Company and the Loral Affiliates, taken as a whole.

            (16) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Loral Affiliate is a party or of which any property or assets of the Company or any Loral Affiliate is the subject which, if determined adversely to the Company or any Loral Affiliate, might have a material adverse effect on the consolidated financial position, stockholders' equity,
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results of operations, business or prospects of the Company and the Loral
Affiliates and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (17) Other than as disclosed in the Prospectus, (i) no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of the Partnership Agreement, the Globalstar Credit Agreement, the agreement between the Company and AT&T Corp., dated as of September 25, 1996, providing for the sale by AT&T Corp. to the Company of the assets constituting its Skynet Satellite Services Business (the "Skynet Agreement"), the Shareholders Agreement dated as of April 23, 1996 between Lockheed Martin Tactical Systems, Inc. and the Company (the "Lockheed/Loral Shareholders Agreement"), the Agreement and Plan of Merger Among Orion, the Company and Loral Satellite Corporation dated as of October 7, 1997, as amended, or any indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company or any Loral Affiliate is a party or by which the Company or any Loral Affiliate is bound, except any such default with respect to any such other agreement or instrument as does not singly or in the aggregate have a material adverse effect on the Company and the Loral Affiliates, taken as a whole and (ii) neither the Company nor any Loral Affiliate is in violation in any material respect of any law.

            (18) (i) The FCC has authorized LQP to construct a mobile satellite system capable of operating in the 1610-1626.5/2483.5-2500 MHz frequency bands, consistent with the technical specifications set forth in its application, the FCC's rules and the conditions set forth in the FCC's Order and Authorization (DA 95-128), released January 31, 1995; however, such authorization is presently subject to modification, stay or revocation through judicial appeals.

                  (ii) Participation by Globalstar in the development and operation of the Globalstar System as described in the Prospectus does not violate the Communications Act of 1934, as amended (the "Communications Act"), or the rules and regulations thereunder.

                  (iii) The construction, launch and operation by Globalstar of the Globalstar satellite constellation authorized by the Order and Authorization, FCC 95-128 (released Jan. 31, 1995), would not violate provisions of the Communications Act or the FCC's rules and policies thereunder relating to control of FCC authorizations, provided that L/Q Licensee, Inc. remains in ultimate control of the authorized facilities as defined by the rules and policies of the FCC and that there is no transfer of control of L/Q Licensee, Inc. without prior approval of the FCC.
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            (19) Neither the Company nor any Loral Affiliate, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Loral Affiliate, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (20) Except as disclosed in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by any of the Company or the Loral Affiliates (or, to the knowledge of the Company, any predecessors in interest of any of them) at, upon or from any of the property now or previously owned or leased by the Company or any Loral Affiliate, as the case may be, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Loral Affiliates, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company, any Loral Affiliate or any of their respective predecessors or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Loral Affiliates, taken as a whole; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, Federal and foreign laws or regulations with respect to environmental protection.

            (21) The partnership interests in Globalstar held by the Company and GTL pursuant to the Partnership Agreement are duly and validly authorized, executed, issued and delivered, in accordance with the terms of the Partnership Agreement, fully paid and not subject to preemptive rights and constitute the valid and binding obligations of Globalstar; all the issued and outstanding capital stock of each other Loral Affiliate has been duly authorized and validly issued and is fully paid and nonassessable; and,
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except as disclosed in the Prospectus and except for the stock of GTL that is owned by the Company and has been pledged to Lockheed Martin and Common Stock of GTL owned by the Company that is subject to outstanding options, the capital stock of such Loral Affiliate owned by the Company, directly or indirectly, is owned free from liens, encumbrances, equities, claims and defects.

            (22) For U.S. Federal income tax purposes, the Company is not, and does not expect to become, a "passive foreign investment company" within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended.

            3. Purchase of the Stock by the International Managers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 4,000,000 shares of the Firm Stock to the several International Managers and each of the International Managers, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that U.S. Underwriter's name in
Schedule 1 hereto. The respective purchase obligations of the International Managers with respect to the Firm Stock shall be rounded among the International Managers to avoid fractional shares, as the Lead Managers may determine.

            In addition, the Company grants to the International Managers an option to purchase up to 600,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the International Managers in proportion to the number of shares of Firm Stock set opposite the name of such International Managers in Schedule 1 hereto. The respective purchase obligations of each U.S. Underwriter with respect to the Option Stock shall be adjusted by the Lead Managers so that no U.S. Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $_____ per share.

            The Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

            4. Offering of Stock by the International Managers. Upon authorization by the Lead Managers of the release of the Firm Stock, the several International Managers propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

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            Each U.S. Underwriter agrees that, except to the extent permitted by the Agreement Between U.S. Underwriters and International Managers, it will not offer or sell any of the Stock outside of the United States.

            5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019 at 10:00 a.m., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Lead Managers and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Lead Managers for the account of each International Manager against payment to or upon the order of the Company of the purchase price by wire transfer in certified or official bank check or checks payable in New York Clearing House (next-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each International Manager hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Lead Managers shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Lead Managers in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the First Delivery Date.

            At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 3 may be exercised in whole or in part from time to time by written notice being given to the Company by the Lead Managers. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Lead Managers, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date").

            Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Lead Managers and the Company) at 10:00 a.m., New York City time, on the such Second Delivery Date. On such Second

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Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Lead Managers for the account of each International Manager against payment to or upon the order of the Company of the purchase price by wire transfer in certified or official bank check or checks payable in New York Clearing House (next-day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each International Manager hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Lead Managers shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Lead Managers in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the such Second Delivery Date.

            6. Further Agreements of the Company. The Company agrees:

            (1) To prepare the Prospectus in a form approved by the Lead Managers and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Lead Managers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Lead Managers with copies thereof to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Lead Managers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

            (2) To furnish promptly to the Lead Managers and to counsel for the International Managers a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

            (3) To deliver promptly to the Lead Managers such number of the following documents as the Lead Managers shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Lead Managers and, upon their request, to file such document and to prepare and furnish without charge to each International Manager and to any dealer in securities as many copies as the Lead Managers may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

            (4) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Lead Managers, be required by the Securities Act or requested by the Commission;

            (5) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Lead Managers and counsel for the International Managers and obtain the consent of the Lead Managers to the filing;

            (6) As soon as practicable after the Effective Date to make generally available to the Company's security holders and to deliver to the Lead Managers an earnings statement of the Company and the Loral Affiliates (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

            (7) For a period of five years following the Effective Date, to furnish to the Lead Managers copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

            (8) Promptly from time to time to take such action as the Lead Managers may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Lead Managers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (9) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person during such period of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or
(2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.;

            (10) Prior to the Effective Date, to apply for the inclusion of the Stock on the New York Stock Exchange, Inc. and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

            (11) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus; and

            (12) To take such steps as shall be necessary to ensure that neither the Company nor any Loral Affiliate shall become an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

            7. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, the Agreement Between U.S. Underwriters and International Managers, the Agreement Among International Managers and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6 (h) and of preparing, printing and distributing a Blue Sky Memorandum; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that except as provided in this Section 7 and in
Section 12 the International Managers shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the International Managers.

            8. Conditions of International Managers' Obligations. The respective obligations of the International Managers hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

            (1) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

            (2) No U.S. Underwriter or International Manager shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Cravath, Swaine & Moore, counsel for the International Managers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (3) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the International Managers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            (4) Willkie Farr & Gallagher shall have furnished to the Lead Managers their written opinion, as counsel to the Company, addressed to the International Managers and dated such Delivery Date, in form and substance reasonably satisfactory to the Lead Managers, to the effect that:

                  (1) Globalstar has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware; SS/L and Orion have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware; each of Globalstar and SS/L has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in the United States in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have a material adverse effect on the Company, Globalstar, SS/L and Orion, taken as a whole; and each of Globalstar, SS/L and Orion has all requisite power and authority and, except as disclosed in the Prospectus, all material governmental authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Prospectus;

                  (2) To such counsel's knowledge, except as described in the Prospectus, the Company has not granted any outstanding options, warrants or commitments with respect to any shares of the capital stock of the Company, whether issued or unissued;

                  (3) The Stock conforms in all material respects to the description thereof contained in the Prospectus;

                  (4) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company

      (including the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; all outstanding shares of stock of GTL, Orion and SS/L have been duly and validly authorized and issued and are fully paid, non-assessable and (except as set forth in the Prospectus and except for the stock of GTL that is owned by the Company and has been pledged to Lockheed Martin and Common Stock of GTL owned by the Company that is subject to outstanding options) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                  (5) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any Loral Affiliate is a party or of which any property or assets of the Company or any Loral Affiliate is the subject which, if determined adversely to the Company or any Loral Affiliate, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and the Loral Affiliates, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (6) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                  (7) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

                  (8) To the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations;

                  (9) This Agreement and the U.S. Underwriting Agreement have both been duly authorized, executed and delivered by the Company;

                  (10) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the U.S. Underwriting Agreement and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any Loral Affiliate is a party or by which the Company or any Loral Affiliate is bound or to which any of the property or assets of the Company or any Loral Affiliate is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any Loral Affiliate or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any Loral Affiliate or any of their properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the U.S. Underwriters and the International Managers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby;

                  (11) To the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person, other than those that have been waived [in writing], granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                  (12) LQP (or its subsidiary) has agreed to use the license to operate mobile satellite services in the 1610-1626.5 MHz L-band and the 2483.5-2500 MHz S-band granted by the FCC for the exclusive benefit of Globalstar;

                  (13) The Partnership Agreement has been duly and validly authorized, executed and delivered by LQSS, Globalstar and the Company and, to the knowledge of such counsel, the other parties to such agreement have authorized, executed and delivered such agreement and assuming such authorization, execution and delivery by such other parties, such agreement is valid and binding and enforceable against the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                  (14) The statements set forth in the Prospectus under the heading "Risk Factors--Regulation" insofar as such statements constitute a summary of the FCC's rules, actions and proceedings referred to therein, fairly present the information referred to therein with respect to such rules, actions and proceedings, and to such counsel's knowledge, there are no pending or threatened proceedings related to the FCC's licensing of the Company or any Loral Affiliate required to be disclosed in the Prospectus which have not been disclosed as required.

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware or the Delaware Revised Uniform Limited Partnership Act. Such counsel shall also have furnished to the Lead Managers a written statement, addressed to the International Managers and dated such Delivery Date, in form and substance satisfactory to the Lead Managers, to the effect that (y) such counsel has acted as counsel to the Company on a regular basis (although the Company is also represented by its General Counsel and by other outside counsel), has acted as counsel to the Company in connection with previous financing transactions and has acted as counsel to the Company in connection with the preparation of the Registration Statement; and (z) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that (I) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (II) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date, when they were filed with the Commission contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel will express no opinion or belief with respect to the financial statements and data contained in the Prospectus or with respect to any matters addressed by the opinion of Crowell & Moring set forth in Section 8(f) hereof.

            (5) Appleby, Spurling & Kempe shall have furnished to the Lead Managers its opinion, as counsel to the Company, addressed to the International Managers and dated such Delivery Date and in form and substance satisfactory to the Lead Managers, to the effect that:

                  (1) each of the Company and GTL has been duly incorporated as an exempted company and is validly existing as an exempted company in good standing under the laws of Bermuda; and has full power and authority and has obtained all Bermuda governmental authorizations, licenses, certificates, franchises, permits and approvals required to own its properties and to conduct its business as described in the Registration Statement;

                  (2) to such counsel's knowledge, no litigation or governmental proceeding is pending or threatened against the Company or GTL in Bermuda which would adversely affect the Company's ability to perform its obligations under this Agreement;

                  (3) the execution, delivery and performance by the Company of this Agreement has been duly authorized by the Company and the consummation by the Company of the sale of the Stock in accordance therewith will not (A) conflict with the Company's Memorandum of Association or By-Laws, in each case as amended, or (B) violate or conflict with any provision of law or regulation of Bermuda applicable to the Company or GTL;

                  (4) no consent, approval, authorization or order of any court, regulatory body, administrative agency or other governmental body is required to be obtained for the sale of Securities under any provision of law or regulation of Bermuda applicable to the Company or GTL or for the consummation of the transactions contemplated by this Agreement;

                  (5) there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's Memorandum of Association or by-laws or any agreement or other instrument known to such counsel;

                  (6) there is no restriction upon the voting or transfer of the shares of Stock pursuant to (A) the law of Bermuda or (B) the Company's Memorandum of Association or by-laws, in each case as amended;

                  (7) the statements set forth in the Prospectus under the headings "Description of Capital Stock" and "Taxation", insofar as such statements describe the Stock and constitute a summary of the legal matters referred to therein, fairly present the information referred to therein with respect to such legal and other matters;

                  (8) a final and conclusive judgment of a New York court under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty or in respect of multiple damages as defined in The Protection of Trading Interests Act, 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action for the debt evidenced by the New York court's judgment; assuming that (1) the court that gave such judgment was competent to hear the action in accordance with private international law principles as applied to courts in Bermuda and (2) such judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law, such counsel believes that, on general principles, such a judgment would be enforceable in the Supreme Court of Bermuda; and enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment into Bermuda dollars, but the Bermuda Monetary Authority's policy is to give the consents necessary to enable recovery in the currency of the obligation;

                  (9) the submission by the Company to the jurisdiction of the State and Federal courts sitting in the City of New York contained in this

      Agreement constitutes a legal, valid and binding obligation of the Company, provided that such submission is valid under the laws of New York; and

                  (10) the choice of the laws of the State of New York to govern this Agreement is a valid choice of law under Bermuda law, assuming that such choice is valid under the laws of the State of New York.

            (6) Crowell & Moring shall have furnished to the Lead Managers its written opinion, as special communications counsel to the Company, addressed to the International Managers and dated such Delivery Date, in form and substance reasonably satisfactory to the Lead Managers, to the effect that:

                  (1) The statements set forth in the Prospectus under the heading "Risk Factors--Regulation", insofar as such statements constitute a summary of the FCC's rules, actions and proceedings relating to Globalstar or the Company referred to therein, fairly present the information referred to therein with respect to such rules, actions and proceedings, and to such counsel's knowledge, except as set forth therein, there are no pending or threatened proceedings (other than proceedings having general applicability to companies in Globalstar's industry) which could have a material adverse effect on the authorization for construction, launch and operation of the Globalstar satellite constellation;

                  (2) The FCC has authorized LQP to construct a mobile satellite system capable of operating in the 1610-1626.5/2483.5-2500 MHz frequency bands, consistent with the technical specifications set forth in its application, the FCC's rules and the conditions set forth in the FCC's Order and Authorization, DA 95-128 (released January 31, 1995), as modified by the Erratum, DA 95-373 (released February 28, 1995), as affirmed and modified by the Memorandum Opinion and Order, FCC 96-279 (released June 27, 1996); and pursuant to FCC approval, LQP has assigned such authorization to L/Q Licensee, Inc.; however, such authorization is presently subject to modification, stay or revocation as a result of pending judicial appeals; and

                  (3) The construction, launch and operation by Globalstar, L.P., of the Globalstar satellite constellation authorized by the Order and Authorization, DA 95-128 (released Jan. 31, 1995), as modified by the Erratum, DA 95-373 (released February 28, 1995), as affirmed and modified by the Memorandum Opinion and Order, FCC 96-279 (released June 27, 1996); would not violate provisions of the Communications Act or the FCC's rules and policies thereunder relating to control of FCC authorizations, provided that L/Q Licensee, Inc. remains in ultimate control of the authorized facilities as defined by the rules and policies of the FCC and that there is no transfer of control of L/Q Licensee, Inc. without prior approval of the FCC.

            (7) The Lead Managers shall have received from Cravath, Swaine & Moore, counsel for the International Managers, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Lead Managers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (8) At the time of execution of this Agreement, the Lead Managers shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Lead Managers, addressed to the International Managers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

            (9) At the time of execution of this Agreement, the Lead Managers shall have received from Price Waterhouse a letter, in form and substance satisfactory to the Lead Managers, addressed to the International Managers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating the conclusions and findings of such firm with respect to the financial information incorporated by reference in the Prospectus and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

            (10) With respect to the letter of Deloitte & Touche LLP referred to in paragraph 8(h) above and delivered to the Lead Managers concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Lead Managers a letter (the "bring-down letter") of such accountants, addressed to the International Managers and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and
(iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

            (11) The Company shall have furnished to the Lead Managers a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                  (1) The representations, warranties and agreements of the Company in Section 2 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 8(a) and 8(m) have been fulfilled; and

                  (2) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

            (12) (i) Neither the Company nor any Loral Affiliate shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock, partnership interests or long-term debt of the Company or any Loral Affiliate or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and the Loral Affiliates, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Lead Managers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

            (13) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the debt securities of the

Company by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

            (14) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several International Managers, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

            (15) The New York Stock Exchange, Inc. shall have approved the Stock for inclusion, subject only to official notice of issuance.

            (16) The closing under the U.S. Underwriting Agreement shall have occurred concurrently with the closing hereunder on the First Delivery Date.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the International Managers.

            9. Indemnification and Contribution.

            (1) The Company shall indemnify and hold harmless each International Manager, its officers and employees and each person, if any, who controls any International Manager within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that International Manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application") or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each International Manager and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that International Manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such International Manager furnished to the Company through the Lead Managers by or on behalf of any International Manager specifically for inclusion therein which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any International Manager or to any officer, employee or controlling person of that International Manager.

            (2) Each International Manager, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such International Manager furnished to the Company through the Lead Managers by or on behalf of that International Manager specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any International Manager may otherwise have to the Company or any such director, officer, employee or controlling person.

            (3) Promptly after receipt by an indemnified party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure, and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Lead Managers shall have the right to employ counsel to represent jointly the Lead Managers and those other International Managers and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the International Managers against the Company under this Section 9 if, in the reasonable judgment of the Lead Managers, it is advisable for the Lead Managers and those International Managers, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i)without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (4) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the International Managers on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the International Managers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Managers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the International Managers with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the International Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Managers agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such International Manager has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 9(d) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Managers' obligations to contribute as provided in this Section 11(e) are several in proportion to their respective underwriting obligations and not joint.

            (5) The International Managers severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the International Managers set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such International Managers furnished in writing to the Company by or on behalf of the International Managers specifically for inclusion in the Registration Statement and the Prospectus.

            10. Defaulting International Managers.

            If, on any Delivery Date, any International Manager defaults in the performance of its obligations under this Agreement, the remaining non-defaulting International Managers shall be obligated to purchase the Stock which the defaulting International Manager agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting International Manager in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting International Managers in Schedule 1 hereto; provided, however, that the remaining non-defaulting International Managers shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting International Manager or International Managers agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting International Manager shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting International Managers, or those other underwriters satisfactory to the Lead Managers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining International Managers or other underwriters satisfactory to the Lead Managers do not elect to purchase the shares which the defaulting International Manager or International Managers agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the International Managers to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting International Manager or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 7 and
12. As used in this Agreement, the term "International Manager" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 10, purchases Firm Stock which a defaulting International Manager agreed but failed to purchase.

            Nothing contained herein shall relieve a defaulting International Manager of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing International Manager, either the Lead Managers or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the International Managers may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

            11. Termination. The obligations of the International Managers hereunder may be terminated by the Lead Managers by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 8(m), 8(n) or 8(o), shall have occurred or if the International Managers shall decline to purchase the Stock for any reason permitted under this Agreement.

            12. Reimbursement of International Managers' Expenses. If (a) the Company shall fail to tender the Stock for delivery to the International Managers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the International Managers' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the International Managers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the International Managers in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Lead Managers. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more International Managers, the Company shall not be obligated to reimburse any defaulting International Manager on account of those expenses.

            13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (1) if to the International Managers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 9(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285; and

            (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Loral Space and Communications Ltd., c/o Loral SpaceCom Corporation, 600 Third Avenue, New York, NY 10016, Attention: Eric J. Zahler, Esq. (Fax: 212-338-5350).

            14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the International Managers and the Company. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any International Manager within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the International Managers contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            15. Survival. The respective indemnities, representations, warranties and agreements of the Company and the International Managers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

            16. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

            17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

            18. Consent to Jurisdiction. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the Federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

The Company hereby irrevocably appoints CT Corporation System, which currently maintains a New York City office at 1633 Broadway, New York, New York 10019, United States of America, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding that may be instituted in any state or federal court in the City and State of New York.

            19. Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

            20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

            21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing correctly sets forth the agreement between the Company and the International Managers, please indicate your acceptance in the space provided for that purpose below.

                                    Very truly yours,

                                    Loral Space & Communications, Ltd.


                                    By
                                       ---------------------------------
                                       Name:
                                       Title:

LEHMAN BROTHERS INTERNATIONAL (EUROPE)
BEAR, STEARNS INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE INTERNATIONAL
BA ROBERTSON STEPHENS INTERNATIONAL LIMITED
CIBC WOOD GUNDY OPPENHEIMER PLC
NATIONSBANC MONTGOMERY SECURITIES LLC
C.E. UNTERBERG, TOWBIN

For themselves and as Lead Managers
of the several International Managers named in Schedule 1 hereto

      By LEHMAN BROTHERS INTERNATIONAL (EUROPE)


      By
         --------------------------------------
            Authorized Representative

                                   SCHEDULE 1

Number of
International Managers                                                   Shares
----------------------                                                   ------
Lehman Brothers International (Europe)............................

Bear, Stearns International Limited...............................

Donaldson, Lufkin & Jenrette International........................

BA Robertson Stephens International Limited.......................

CIBC Wood Gundy Oppenheimer plc...................................

NationsBanc Montgomery Securities LLC.............................
                                                                       ---------
C.E. Unterberg, Towbin............................................

      Total
                                                                       =========